UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[	]	Preliminary Proxy Statement
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(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
☒		Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO VARIABLE TRUST

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December 12, 2007

Frequently Asked Questions

Proxy to Approve New Cooke & Bieler Subadvisory Agreements

A definitive proxy statement for certain Wells Fargo Advantage Funds that are subadvised by Cooke & Bieler, L.P., was filed and effective with the SEC on December 12, 2007. Pending shareholder approval, we will execute new subadvisory agreements with Cooke & Bieler, which will be known as Cooke & Bieler, LLP (C&B). The reason for the new agreements is that on October 23, 2007, Affiliated Managers Group, Inc. (AMG) signed a definitive agreement to acquire a majority interest in C&B. This change in control requires new subadvisory agreements, which are subject to shareholder approval. It is anticipated that we will begin mailing the proxy statement to shareholders on December 17, 2007.

The following questions and answers are intended to address questions from shareholders and plan sponsors who are being asked to approve the proposals.

Overview

1.	What proposals are shareholders being asked to vote on at the special meeting on January 28, 2008?

Shareholders are being asked to vote on the following proposals:

•	To approve a new investment subadvisory agreement with C&B on behalf of the Wells Fargo Advantage C&B Large Cap Value Fund for the C&B Large Cap Value Portfolio.
•	To approve a new investment subadvisory agreement with C&B on behalf of the Wells Fargo Advantage C&B Mid Cap Value Fund and the Wells Fargo Advantage Value Fund.
•	To approve a new investment subadvisory agreement with C&B on behalf of the Wells Fargo Advantage VT C&B Large Cap Value Fund.

2.	Has the Board of Trustees of Wells Fargo Advantage Funds (the Board) approved these proposals?

Yes, the Board has unanimously agreed that these proposals are in the shareholders’ best interests and recommends that they vote in favor of them.

3.	Why has the Board recommended that shareholders vote in favor of approving the new subadvisory agreements?

The Board has found that the new subadvisory agreements are fair and equitable for the Funds’ shareholders. Because the Board does not anticipate any changes in the ways that the Funds will be managed or to the Funds’ expenses, they unanimously recommend that shareholders vote in favor of the agreement(s).

The Board came to its conclusion after an evaluation of the acquiring firm, AMG. AMG is an asset management company that has equity investments in a diverse group of growing investment firms. Throughout its history, AMG has proven to be strongly committed to the core principles of affiliate autonomy and equity participation, thereby preserving each of its affiliates’ distinct culture and entrepreneurial focus. The investment decision makers at C&B are expected to remain in place and continue to provide outstanding service through their commitment to a “high quality, low risk” investment philosophy.

4.	Who is Affiliated Managers Group (AMG)?

AMG is an asset management company that has equity investments in a diverse group of growing boutique investment firms. Throughout its history, AMG has proven to be strongly committed to the core principles of affiliate autonomy and equity participation, thereby preserving each affiliate’s distinct culture and entrepreneurial focus.

5.	Which Wells Fargo Advantage Funds currently managed by C&B are requesting shareholder approval of new investment subadvisory agreements?

•	Wells Fargo Advantage C&B Large Cap Value Fund
•	Wells Fargo Advantage C&B Mid Cap Value Fund
•	Wells Fargo Advantage Value Fund
•	Wells Fargo Advantage VT C&B Large Cap Value Fund

6.	Will the change in ownership of C&B impact the way in which the four Wells Fargo Advantage Funds are managed?

Wells Fargo Funds Management, LLC, does not anticipate any changes in the manner in which the Funds are managed. It is anticipated that AMG’s innovative approach will provide a long-term ownership transition solution for C&B while allowing C&B to preserve its culture and investment approach that has distinguished the firm in its long history in the investment management business.

7.	Why are there separate proposals for (1) the C&B Large Cap Value Fund and (2) the C&B Mid Cap Value Fund and the Value Fund?

The C&B Large Cap Value Fund has a different structure than the C&B Mid Cap Value Fund and Value Fund. The C&B Large Cap Value Fund is a gateway Fund that employs a master/gatewaySM structure, whereby it invests all of its assets in the C&B Large Cap Value Portfolio, a master portfolio. Shareholders of the Wells Fargo Advantage C&B Large Cap Value Fund are being asked to approve a new investment subadvisory agreement with C&B for the C&B Large Cap Value Portfolio, whereas shareholders of the Wells Fargo Advantage C&B Mid Cap Value Fund and the Wells Fargo Advantage Value Fund are being asked to approve a new subadvisory agreement for the Funds themselves.

8.	Why is C&B being acquired by AMG?

For some time, C&B has been exploring alternatives to provide liquidity to its outside investor and single largest internal equity partner, who is not a member of its institutional investment team. At the same time, it has been seeking to ensure the firm’s stability and continuity through the development of a long-term plan to transition ownership to a broader group of professionals within the firm. Both of these objectives are satisfied by partnering with AMG, along with the following additional goals:

•	Retain organizational and investment autonomy.
•	Retain meaningful equity ownership among existing C&B partners.
•	Expand its base of internal equity partners.
•	Maintain the ability to use equity to retain and attract people.

As a condition of AMG’s investment in C&B, all of C&B’s partners have signed long-term employment contracts, which, combined with their ongoing ownership interests in C&B, are designed to secure their long-term commitment to the firm. Additionally, AMG’s proven equity recycling program provides C&B with the ability to retain and attract talented professionals. C&B believes that it has prepared sufficiently for the longevity and continued success of the firm. The investment decision makers at C&B are expected to remain in place, continuing to provide outstanding service through their commitment to a “high quality, low risk” investment philosophy.

9.	Will the Funds’ expenses change as a result of the new subadvisory agreement?

The ownership change has no impact on the Funds’ expenses or on the fees paid to C&B for subadvisory services.

10.	What is the timeline for the proposals?

Time Frame	Event
November 21, 2007	Proxy record date.
December 2007	Proxy voting materials will be mailed to shareholders of record as of November 21, 2007. We anticipate that the mailing will begin on December 17, 2007.
January 28, 2008

The shareholder meeting is scheduled. Proxy votes must be received prior to the meeting.* Meeting will be held at 10:00 a.m., Pacific Time, at 525 Market Street, 12th Floor, Yosemite Conference Room, San Francisco, California.

January 2008	If approved at the January 28 meeting, the new subadvisory agreements are effective immediately.

*A proxy vote allows record-date fund shareholders to cast a vote without attending the shareholder meeting on January 28, 2008.

11.	Who is entitled to vote?

Shareholders who owned shares of the Wells Fargo Advantage C&B Large Cap Value Fund, the Wells Fargo Advantage C&B Mid Cap Value Fund, the Wells Fargo Advantage Value Fund, and/or the Wells Fargo Advantage VT C&B Large Cap Value Fund on the record date, which is November 21, 2007, and have the authority to vote their shares will receive proxy materials and are encouraged to vote their proxy. They may cast one vote for each whole share and a fractional vote for each fractional share of the Fund(s) they owned on the record date.

12.	What methods can be used to vote?

Shareholders may vote in the following ways:

•	By returning the proxy ballot card by mail.
•	By calling the automated voting line at 1-800-830-3542. To vote by telephone, shareholders will need the control number printed on the ballot card.
•	By going online to www.2voteproxy.com and following the instructions. To vote online, shareholders will need the control number printed on the ballot card.
•	By personally attending and voting at the shareholder meeting on January 28, 2008.

13.	Will shareholders receive a confirmation when they have completed voting their proxy?

Shareholders will not receive a confirmation if they send their proxy vote by mail. However, they will receive a confirmation if they vote by telephone with the proxy solicitor. If they vote online, they will be able to print a confirmation of their proxy vote.

14.	What if shareholders of a certain Wells Fargo Advantage Fund do not approve the proposals?

If this occurs, the new subadvisory agreement will not take effect for that Fund, and the Board will determine an appropriate course of action.

15.	Whom can a plan sponsor of a retirement plan that is invested in one of more of the Funds call for additional information?

If a plan sponsor requests additional information, the sponsor should be directed to speak to their relationship manager.

The Proxy Solicitation Process

1.	How do I handle a shareholder who calls us wanting to vote over the phone?

Shareholders who want to vote over the phone should be transferred to D.F. King, our proxy solicitation firm, at 1-800-829-6554. D.F. King may transfer shareholders to Wells Fargo Advantage Funds if D.F. King receives questions it is unable to answer, such as questions about specific Wells Fargo Advantage Funds accounts. Shareholders can also vote by using the automated phone service by calling 1-800-830-3542.

2.	If shareholders approve the proposals in the proxy on January 28, 2008, when will the new subadvisory agreements take effect?

Upon shareholder approval, the new subadvisory agreements will become effective immediately.

3.	Will anyone call shareholders regarding the proxy?

An independent proxy solicitor, D.F. King, may contact shareholders regarding this proxy. If a shareholder questions the validity of a solicitation call, please reassure them that Wells Fargo Advantage Funds is aware of the phone call.

4.	Who is paying for the proxy solicitation?

C&B will pay for all expenses incurred for this proxy solicitation. The expenses will not be charged to the Funds or to shareholders.

5.	Whom can shareholders call for additional information?

If shareholders have questions about the proxy materials or the proposals, they may call their relationship manager, investment professional, or Wells Fargo Advantage Funds at

1-800-222-8222. If they have any questions about how to vote, or if they would like to vote by an automated telephone service, they may call 1-800-830-3542. They may also call our proxy solicitor, D.F. King, directly at 1-800-829-6554.

Investment professionals with questions about this information may contact the

Wells Fargo Advantage Funds Sales Desk at 1-888-877-9275.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 108024 12-07

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE